UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):  May 18, 2011

THUNDER MOUNTAIN GOLD

(Exact Name of Registrant as Specified in its Charter)

Idaho	001-08429	91-1031075
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5248 W. Chinden, Boise, Idaho	83714
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: 208-658-1037

(Former Name or Former Address if Changed Since Last Report)

Check the appropriate box below if the Form 8K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]

Written communications pursuant to Rule 425 under the Securities Act (17CFR230.425)

[  ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17CFR 240.14a-12)

[  ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Private Placement

On May 18, 2011, Thunder Mountain Gold, Inc. (the “Company”)  initiated, subject to the acceptance by the TSX-Venture Exchange, a non-brokered private offering of securities totaling up to Cdn$4,500,000. There is no minimum offering. The offering is for up to 18,000,000 Units at a price of Cdn$0.25 per Unit, with each Unit consisting of one common share and one-half of one common share purchase warrant. Each whole warrant will entitle the holder to purchase one common share for a two year period following closing of the offering at a price of Cdn$0.40 per share at any time until the two year anniversary of closing. There is no dilution protection. There is no minimum participation.

The offering is considered a non-brokered transaction, as those terms are understood under Canadian securities laws, with a finder’s fee payable of: (i) a cash commission of eight percent (8%) of amounts raised; and, (ii) common share purchase warrants equal to 8% of the underlying Units sold in this offering. There is no accountable or unaccountable expense allowance. The closing date for the financing is expected to occur on or about June 30, 2011, and the closing date may be extended at the sole discretion of the Company.

A substantial portion of the net proceeds of the private placement will be used to continue the advancement of the South Mountain Project, as well as the initiation of Thunder Mountain`s portion of the Trout Creek/Reese River Valley Nevada Joint Exploration Agreement with Newmont. The balance will be applied for working capital purposes.

A portion of the private placement may be offered in the United States only to Qualified Institutional Buyers (or QIBs) as defined in Rule 144A of the U.S. Securities Act of 1933, as amended (the “Securities Act”), concurrently with the offering in Canada to Accredited Investors pursuant to Regulation S of the Securities Act.

Neither the Units, the common shares, the warrants comprising the Units or the common shares underlying the warrants, have been registered under the Securities Act, any state securities laws or Canadian law.  Accordingly, such securities may not be offered or sold in the United States absent registration or an applicable exemption from such registration requirements.

Item 3.02 Unregistered Sales of Equity Securities.

The information called for by this item is contained in Item 1.01, which is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

 THUNDER MOUNTAIN GOLD, INC.

                       (Registrant)

  By: /s/ E. JAMES COLLORD

  -------------------------------------------------

E.  James Collord

President, Director and Chief Executive Officer

Date:  May 20, 2011

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